Exhibit 10.7

RESTRICTED STOCK UNIT AWARD DOCUMENT

(Performance based vesting over three years based on achievement of non-GAAP annual revenue & EPS targets and with six month hold for Section 16 officers)

LAWSON SOFTWARE, INC.

2010 STOCK INCENTIVE PLAN

1.                                       Award of Restricted Stock Units (RSUs).  Pursuant to the Lawson Software, Inc. 2010 Stock Incentive Plan (the “Plan”), Lawson Software, Inc., a Delaware corporation (the “Company”) awards (the “Award”) to the participant (“Participant”) whose name is specified in the separate written Award confirmation provided by the Company or the Company’s third party administrator (the “Award Confirmation”), units of restricted common stock (“Common Stock”) of the Company as follows:

The Company awards to Participant the number of “Restricted Stock Units” (or “RSUs”) shown on the Award Confirmation, subject to the terms and conditions set forth in the Plan, this Restricted Stock Award Document (“Award Document”) and the Award Confirmation.  The Award Date for the Restricted Stock Units is stated on the Award Confirmation.  No shares of Common Stock will be issuable to Participant under the Award unless and until the Restricted Stock Units vest as described in the Award Document.  By participating in the Plan, Participant shall be deemed to have accepted all the terms and conditions of the Plan and this Award Document and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

This Award Document is the “Agreement,” as referred to the Plan, which contains the terms and conditions of the Restricted Stock Units.

2.                                       RSUs Subject to Plan; Definitions.  The RSUs are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Award Document.  The RSUs are subject to any rules promulgated pursuant to the Plan by the Board of Directors of the Company or the Committee.  The capitalized terms not otherwise defined in this Award Document have the same meanings assigned to them in the Plan.

2.1                                 The term “Cause” has the meaning described in Section 2.3 of the Plan.

2.2                                 The term “Change in Control” has the meaning described in Section 2.4 of the Plan.

2.3                                 The term “Disability” has the meaning described in Section 2.9 of the Plan.

2.4                                 The term “Retirement” has the meaning described in Section 2.25 of the Plan.

2.5                                 The term “Fair Market Value” has the meaning described in Section 2.12 of the Plan.

2.6                                 The term “FY1” means the fiscal year of the Company during which the Award is made (e.g., if the Award is made in August 2011, FY1 would mean the fiscal year ending May 31, 2012).

2.7                                 The term “FY2” means the fiscal year of the Company immediately following FY1.

2.8                                 The term “FY3” means the fiscal year of the Company immediately following FY2.

2.9                                 The term “Three-Year Strategic Plan” means the three-year strategic plan approved by the Board of Directors for FY1, FY2 and FY3 and in effect as of the Award date.

2.10                           The term “Target Non-GAAP Total Revenue for FY1” means the target total revenue of the Company for FY1, as identified in the Three-Year Strategic Plan, using the foreign exchange rates in the Three-Year Strategic Plan and non-GAAP adjustments under the Company’s non-GAAP policy.

2.11                           The term “Target Non-GAAP Total Revenue for FY2” means the target total revenue of the Company for FY2, as identified in the Three-Year Strategic Plan, using the foreign exchange rates in the Three-Year Strategic Plan and non-GAAP adjustments under the Company’s non-GAAP policy.

2.12                           The term “Target Non-GAAP Total Revenue for FY3” means the target total revenue of the Company for FY3, as identified in the Three-Year Strategic Plan, using the foreign exchange rates in the Three-Year Strategic Plan and non-GAAP adjustments under the Company’s non-GAAP policy.

2.13                           The term “Actual Non-GAAP Total Revenue for FY1” means the actual total revenue of the Company for FY1, as confirmed by the Audit Committee of the Board of Directors using the same foreign exchange rates as contained in the Three-Year Strategic Plan and the non-GAAP adjustments under the Company’s non-GAAP policy.

2.14                           The term “Actual Non-GAAP Total Revenue for FY2” means the actual total revenue of the Company for FY2, as confirmed by the Audit Committee of the Board of Directors using the same foreign exchange rates as contained in the Three-Year Strategic Plan and the non-GAAP adjustments under the Company’s non-GAAP policy.

2.15                           The term “Actual Non-GAAP Total Revenue for FY3” means the actual total revenue of the Company for FY3, as confirmed by the Audit Committee of the Board of Directors using the same foreign exchange rates as contained in the Three-Year Strategic Plan and the non-GAAP adjustments under the Company’s non-GAAP policy.

2.16                           The term “Target Non-GAAP Annual EPS for FY1” means the target total earnings per fully diluted share of the Company’s Common Stock for FY1, as identified in the Three-Year Strategic Plan, using the foreign exchange rates in the Three-Year Strategic Plan and the non-GAAP adjustments under the Company’s non-GAAP policy.

2.17                           The term “Target Non-GAAP Annual EPS for FY2” means the target total earnings per fully diluted share of the Company’s Common Stock for FY2, as identified in the Three-Year Strategic Plan, using the foreign exchange rates in the Three-Year Strategic Plan and the non-GAAP adjustments under the Company’s non-GAAP policy.

2.18                           The term “Target Non-GAAP Annual EPS for FY3” means the target total earnings per fully diluted share of the Company’s Common Stock for FY3, as identified in the Three-Year Strategic Plan, using the foreign exchange rates in the Three-Year Strategic Plan and the non-GAAP adjustments under the Company’s non-GAAP policy.

2.19                           The term “Actual Non-GAAP Annual EPS for FY1” means the actual total earnings per fully diluted share of the Company’s Common Stock for FY1, as confirmed by the Audit Committee of the Board of Directors using the same foreign exchange rates as contained in the Three-Year Strategic Plan and the non-GAAP adjustments under the Company’s non-GAAP policy.

2.20                           The term “Actual Non-GAAP Annual EPS for FY2” means the actual total earnings per fully diluted share of the Company’s Common Stock for FY2, as confirmed by the Audit Committee of the Board of Directors using the same foreign exchange rates as contained in the Three-Year Strategic Plan and the non-GAAP adjustments under the Company’s non-GAAP policy.

2.21                           The term “Actual Non-GAAP Annual EPS for FY3” means the actual total earnings per fully diluted share of the Company’s Common Stock for FY3, as confirmed by the Audit Committee of the Board of Directors using the same foreign exchange rates as contained in the Three-Year Strategic Plan and the non-GAAP adjustments under the Company’s non-GAAP policy.

2.22                           The term “Shares” means the shares of Common Stock subject to the Award, whether or not those shares are Vested Shares.

2.23                           The term “Vested Shares” means the Shares with respect to which the RSUs have vested pursuant to Section 3 below, on a one-for-one basis (for example, if 1,000 RSUs vest and 300 Vested Shares are withheld to pay the minimum required tax withholdings (that withheld number will vary depending on the amount of the taxable gain and applicable tax rates), a net of 700 Vested Shares of Common Stock would be issued and delivered pursuant to Section 6 below).

2.24                           The term “Vesting Date” means the respective Vesting Date referred to in Sections 3.1, 3.2, 3.3 or 3.4 below.

2.25                           The term “Determination Date” means the respective date on which the Company determines that the RSUs have vested pursuant to Sections 3.1, 3.2, 3.3 or 3.4 below.

2.26                           The term “Delivery of Vested Shares” is defined in Section 6 below.

2.27                           The term “Subsidiary” or “Subsidiaries” has the meaning described in Section 2.29 of the Plan.

2.28                           The term “Termination of Participant’s Service” means the last day of Participant’s regular full time employment with the Company or any of its Subsidiaries.

3.                                       Vesting of the RSUs.  The RSUs identified in the Award Confirmation will vest and become the right to receive Vested Shares only as described in Sections 3.1, 3.2, 3.3 or 3.4 below.

3.1                                 Vesting Based on Company Performance for FY1.

(a)          6.25% of the RSUs will vest if the Actual Non-GAAP Total Revenue for FY1 equals or exceeds the Target Non-GAAP Total Revenue for FY1, subject to Section 3.1(c) below (the Vesting Date).

(b)         18.75% of the RSUs will vest if the Actual Non-GAAP Annual EPS for FY1 equals or exceeds the Target Non-GAAP Annual EPS for FY1, subject to Section 3.1(c) below (the Vesting Date).

(c)          (1)          If there is a death or Disability of Participant during or after FY1, the Participant will be eligible to receive Delivery of Vested Shares for any RSUs that have vested or that otherwise would have vested but for the death or Disability of Participant pursuant to Sections 3.1(a) and/or 3.1(b).

(2)          If there is a Retirement of Participant during FY1, the Participant will be eligible to receive Delivery of Vested Shares in a pro rata amount (rounded up to the nearest whole share) for any RSUs that would have vested but for the Retirement of Participant pursuant to Sections 3.1(a) and/or 3.1(b), based on the number of days that Participant has been an employee of the Company or any Subsidiary during FY1.

(3)          If a Termination in Participant’s Service occurs at any time on or before the last day of FY1 that is not due to death, Disability or Retirement, then there shall be no Delivery of Vested Shares for any RSUs that have otherwise vested pursuant to Sections 3.1(a) and/or 3.1(b), and all such RSUs shall automatically be deemed forfeited and terminated.

(4)          If a Termination in Participant’s Service occurs after the last day of FY1 other than for Cause, the Participant will be eligible to receive Delivery of Vested Shares for any RSUs that have vested pursuant to Sections 3.1(a) and/or 3.1(b).

(5)          If a Termination in Participant’s Service occurs after the last day of FY1 for Cause, then there shall be no Delivery of Vested Shares for any RSUs that have otherwise vested pursuant to Sections 3.1(a) and/or 3.1(b), and all such RSUs shall automatically be deemed forfeited and terminated.

3.2                                 Vesting Based on Company Performance for FY2.

(a)          6.25% of the RSUs will vest if the Actual Non-GAAP Total Revenue for FY2 equals or exceeds the Target Non-GAAP Total Revenue for FY2, subject to Section 3.2(c) below (the Vesting Date).

(b)         18.75% of the RSUs will vest if the Actual Non-GAAP Annual EPS for FY2 equals or exceeds the Target Non-GAAP Annual EPS for FY2, subject to Section 3.2(c) below (the Vesting Date).

(c)          (1)          If there is a death or Disability of Participant during or after FY2, the Participant will be eligible to receive Delivery of Vested Shares for any RSUs that have vested or that otherwise would have vested but for the death or Disability of Participant pursuant to Sections 3.2(a) and/or 3.2(b).

(2)          If there is a Retirement of Participant during FY2, the Participant will be eligible to receive Delivery of Vested Shares in a pro rata amount (rounded up to the nearest whole share) for any RSUs that would have vested but for the Retirement of Participant pursuant to Sections 3.2(a) and/or 3.2(b), based on the number of days that Participant has been an employee of the Company or any Subsidiary during FY2.

(3)          If a Termination in Participant’s Service occurs at any time on or before the last day of FY2 that is not due to death, Disability or Retirement, then there shall be no Delivery of Vested Shares for any RSUs that have otherwise vested pursuant to Sections 3.2(a) and/or 3.2(b), and all such RSUs shall automatically be deemed forfeited and terminated.

(4)          If a Termination in Participant’s Service occurs after the last day of FY2 other than for Cause, the Participant will be eligible to receive Delivery of Vested Shares for any RSUs that have vested pursuant to Sections 3.2(a) and/or 3.2(b).

(5)          If a Termination in Participant’s Service occurs after the last day of FY2 for Cause, then there shall be no Delivery of Vested Shares for any RSUs that have otherwise vested pursuant to Sections 3.2(a) and/or 3.2(b), and all such RSUs shall automatically be deemed forfeited and terminated.

3.3                                 Vesting Based on Company Performance for FY3.

(a)          12.5% of the RSUs will vest if the Actual Non-GAAP Total Revenue for FY3 equals or exceeds the Target Non-GAAP Total Revenue for FY3, subject to Section 3.3(c) below (the Vesting Date).

(b)         37.5% of the RSUs will vest if the Actual Non-GAAP Annual EPS for FY3 equals or exceeds the Target Non-GAAP Annual EPS for FY3, subject to Section 3.3(c) below (the Vesting Date).

(c)          (1)          If there is a death or Disability of Participant during or after FY3, the Participant will be eligible to receive Delivery of Vested Shares for any RSUs that have vested or that otherwise would have vested but for the death or Disability of Participant pursuant to Sections 3.3(a) and/or 3.3(b).

(2)          If there is a Retirement of Participant during FY3, the Participant will be eligible to receive Delivery of Vested Shares in a pro rata amount (rounded up to the nearest whole share) for any RSUs that would have vested but for the Retirement of Participant pursuant to Sections 3.3(a) and/or 3.3(b), based on the number of days that Participant has been an employee of the Company or any Subsidiary during FY3.

(3)          If a Termination in Participant’s Service occurs at any time on or before the last day of FY3 that is not due to death, Disability or Retirement, then there shall be no Delivery of Vested Shares for any RSUs that have otherwise vested pursuant to Sections 3.3(a) and/or 3.3(b), and all such RSUs shall automatically be deemed forfeited and terminated.

(4)          If a Termination in Participant’s Service occurs after the last day of FY3 other than for Cause, the Participant will be eligible to receive Delivery of Vested Shares for any RSUs that have vested pursuant to Sections 3.3(a) and/or 3.3(b).

(5)          If a Termination in Participant’s Service occurs after the last day of FY3 for Cause, then there shall be no Delivery of Vested Shares for any RSUs that have otherwise vested pursuant to Sections 3.3(a) and/or 3.3(b), and all such RSUs shall automatically be deemed forfeited and terminated.

3.4                                 Automatic Acceleration of Vesting of RSUs Because of a Change in Control Transaction.

(a)          If a Change in Control Transaction is completed at any time during FY1, then immediately prior to that Change in Control Transaction (and if Participant is then an employee of the Company or any Subsidiary), all conditions of vesting will be assumed to have been met for 100% of the RSUs (the Vesting Date).

(b)         If a Change in Control Transaction is completed at any time during FY2, then immediately prior to that Change in Control Transaction (and if Participant is then an employee of the Company or any Subsidiary), all conditions of vesting will be assumed to have been met for 75% of the RSUs (the Vesting Date).

(c)          If a Change in Control Transaction is completed at any time during FY3, then immediately prior to that Change in Control Transaction (and if Participant is then an employee of the Company or any Subsidiary), all conditions of vesting will be assumed to have been met for 50% of the RSUs (the Vesting Date).

4.                                       Termination and Forfeiture of RSUs.  If any of the respective vesting conditions described in Sections 3.1, 3.2, 3.3 or 3.4 above have not occurred and may no longer occur, then the portion of RSUs equal to the percentage of the RSUs associated with that respective vesting condition will automatically be deemed forfeited and terminated.

5.                                       No Transfer of RSUs.  Except as permitted in Section 15.3 of the Plan, the RSUs cannot be sold, assigned, transferred, gifted, pledged, hypothecated, or in any manner encumbered or disposed of at any time prior to the Delivery of the Vested Shares underlying the applicable RSUs (if and when vesting occurs for those RSUs).

6.                                       Delivery of Vested Shares.

6.1                                 Subject to the restrictions in Section 6.2, the Company shall cause to be issued and delivered to Participant a certificate or certificates (in electronic form unless otherwise instructed by the Participant) evidencing the Vested Shares (if any) under Sections 3.1, 3.2, 3.3 and/or 3.4, and registered in the name of Participant or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, promptly after the earlier of any of the following dates (the “Delivery of Vested Shares”):

(a)          if Participant is subject to Section 16 of the U.S. Securities Exchange Act for the Company’s Common Stock (a “Section 16 Officer”), the date referenced in this Section 6.1(a) is six months after the Vesting Date applicable to those Vested Shares; if Participant is not a Section 16 Officer, the date referenced in this Section 6.1(a) is the Determination Date applicable to those Vested Shares;

(b)         the date of Termination of Participant’s Service, if that date occurs after the Determination Date applicable to those Vested Shares;

(c)          the date of Disability, if Participant becomes disabled after the Determination Date applicable to those Vested Shares; or

(d)         the date of completion of a Change in Control Transaction.

Notwithstanding the foregoing, the Delivery of Vested Shares shall not occur later than the March 15 of the calendar year following the year during which the Vesting Date occurred for those applicable Vested Shares.

6.2                                 The issuance of any Common Stock in accordance with this Award shall only be effective at such time that the sale or issuance of Common Stock pursuant to this Award Document will not violate the applicable laws or regulations of any applicable country, state or other jurisdiction.  The Delivery of Vested Shares shall be delayed pending compliance with this Section 6.2.

6.3                                 Subject to applicable law, any taxable income will be recognized by Participant on the Delivery of Vested Shares (based on the Fair Market Value of the Vested Shares on the date of Delivery of Vested Shares).

7.                                       No Rights as Stockholder.  Prior to the Participant receiving the Vested Shares underlying the RSUs pursuant to Section 6 above, Participant shall not have ownership or rights of ownership of any Common Stock underlying the RSUs awarded hereunder.  Participant shall not be entitled to receive dividend equivalents on the RSUs.

8.                                       Adjustments.  The Committee may adjust the Award in the event of any equity restructuring as provided in Section 4.3 of the Plan.

9.                                       Taxes.  To provide the Company with the opportunity to claim the benefit of any tax deduction which may be available to it in connection with the Award, and to comply with all applicable income tax and social insurance contribution laws or regulations of any applicable country, state or other jurisdiction, the Company and its Subsidiaries may take such action as it deems appropriate to ensure that all applicable payroll, income tax, social insurance contributions or other tax withholding obligations are withheld or collected from Participant.  Unless otherwise provided by the Committee in its sole discretion and except as prohibited under local law, Participant may elect to satisfy Participant’s minimum income tax and social insurance contributions withholding obligations by (i) paying that amount by check (bank check, certified check or personal check), (ii) having the Company or its Subsidiaries withhold a portion of the Vested Shares otherwise deliverable to the Participant having a Fair Market Value in United States dollars equal to the minimum amount of such taxes required to be withheld, in accordance with the rules of the Committee, or (iii) delivering to the Company for cancellation, in accordance with the rules of the Committee, shares of Common Stock which have a Fair Market Value equal to Participant’s minimum income tax and social insurance contributions withholding obligations and which either (a) were purchased on a national stock exchange or on the NASDAQ NMS system or (b) have been issued and outstanding more than six months.  If the Participant does not make a timely election, the Company will withhold shares in accordance with clause (ii) above.  The Company will not deliver any fractional Vested Shares but will pay, in lieu thereof, the Fair Market Value of such fractional Vested Shares.  Participant’s election under this Section 9 must be made on or before the date that the amount of tax or other contribution to be withheld is determined.  Participant acknowledges and agrees that should the shares of

Common Stock withheld for income tax and social insurance contributions purposes be in excess of the amounts required to be withheld under applicable law, the Company shall refund the excess to Participant, without interest, as soon as administratively practicable.  Any adverse consequences to Participant resulting from the procedure permitted under this Section 9, including, without limitation, income tax and social insurance contributions consequences shall be the sole responsibility of Participant.

10.                                 Participant’s Employment.  This Award Document, the MSSB Website and the Plan are not an employment contract.  Nothing contained in this Award Document, the MSSB Website or the Plan shall confer on Participant any right to continue in the employ of the Company or any Subsidiary or other affiliate of the Company or affect in any way the right of the Company or any Subsidiary or other affiliate to terminate the employment of Participant at any time.  No RSU, compensation or benefit awarded to or realized by Participant under the Plan or this Award Document shall be included for the purpose of computing Participant’s compensation under any incentive compensation plan or any compensation-based retirement, disability or similar plan of the Company unless required by law or otherwise provided by such other plan.

11.                                 No Trust or Fund Created.  Neither the Plan nor this Award Document shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and Participant or any other person.  To the extent that any Participant acquires a right to receive Shares or payments from the Company or any Subsidiary pursuant to the Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Subsidiary.

12.                                 Consent to Collection/Processing/Transfer of Personal Data.  Pursuant to applicable personal data protection laws, the Company hereby notifies Participant of the following in relation to Participant’s personal data and the collection, processing and transfer of such data in relation to the Company’s grant of the Award and participation in the Plan by Participant.  The collection, processing and transfer of Participant’s personal data is necessary for the Company’s administration of the Plan and participation in the Plan by Participant, and Participant’s denial and/or objection to the collection, processing and transfer of personal data may affect participation in the Plan by Participant.  As such, Participant voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described in this Section 12.  The Company and Participant’s employer hold certain personal information about Participant, including Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all options, RSUs or any other entitlement to shares of Stock awarded, canceled, purchased, vested, unvested or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”).   The Data may be provided by Participant or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing participation in the Plan by Participant.  The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in Participant’s country of residence.  Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought.  Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for participation in the Plan by Participant.  The Company and Participant’s employer will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of participation in the Plan by Participant, and the Company and Participant’s employer may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States.  Participant hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing participation in the Plan by Participant, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Stock on Participant’s behalf to a broker or other third party with whom Participant may elect to deposit any shares of Stock acquired pursuant to the Plan.  Participant may, at any time, exercise Participant’s rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and participation in the Plan by Participant.  Participant may seek to exercise these rights by contacting the local Human Resources manager or the Company’s Human Resources Department.

13.                                 No Right of Future Awards.  Nothing contained in this Award Document, the MSSB Website or the Plan shall confer on Participant any right to receive any additional stock awards in the future from the Company, Subsidiary or any other affiliate of the Company or affect in any way the right of the Company, Subsidiary or any other affiliate to terminate the granting of equity awards at any time.

14.                                 Interpretation of Terms; General.  The Committee shall interpret the terms of the Award and this Award Document, the MSSB Website and Plan and all determinations shall be final and binding.  The Award and this Award Document, the MSSB Website and Plan (1) are governed by the laws of the State of Minnesota, (2) may be amended only in writing, signed by an executive officer of the Company, and (3) supersede any other verbal or written agreements or representations concerning the Award.

15.                                 Termination Indemnities.  Participation in the Plan by the Participant is voluntary.  The value of the Award under the Plan is an extraordinary item of compensation outside the scope of Participant’s employment contract, if any.  As such, the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.  Rather, the Award represents a mere investment opportunity to acquire shares of the Company’s Common Stock.

16.                                 Private Placement.  The grant of the Award is not intended to be a public offering of securities in Participant’s country but instead is intended to be a private placement.  The Company has not submitted any registration statement, prospectus or other filings other than in the United States (unless otherwise required under local law).  No employee of the Company or any of the Company’s affiliates is permitted to advise Participant about whether or not to acquire shares of the Company’s Common Stock under the Plan.  Investment in the shares of the Company involves a degree of risk.  Before deciding to acquire shares pursuant to the Award, Participant should carefully consider all risk factors relevant to the acquisition of the Company’s Common Stock under the Plan and carefully review all of the materials related to the Award and the Plan.  In addition, Participant is encouraged to consult a personal advisor for professional investment advice (at Participant’s own expense).

17.                                 Compliance with Age Discrimination Rule — Applicable Only to Participants Who Are Subject to the Laws in the European Union.  The grant of the Award and the terms and conditions governing the Award are intended to comply with the age discrimination provisions of the European Union (EU) Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”), for any Participant who is subject to the laws in the EU.  To the extent a court or tribunal of competent jurisdiction determines that any provision of the Award is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the court or tribunal, in making such determination, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

18.                                 Official Language.  Unless prohibited by applicable law:  (a) the official language of the Award and this Award Document, the MSSB Website and Plan is English, (b) documents or notices not originally written in English shall have no effect until they have been translated into English, and the English translation shall then be the prevailing form of such documents or notices and (c) any notices or other documents required to be delivered to the Company (or equity plan administrator) under this Award Document, shall be translated into English, at Participant’s expense, and provided promptly to the

Company in English (to the attention of the Company’s Corporate Secretary).  The Company may also request an untranslated copy of such documents.

19.                                 Binding Terms.  By accepting any of the benefits of the RSUs, the Participant will be deemed to have agreed to comply with all of the terms and conditions of the Plan (as applicable to the RSUs), this Award Document and the MSSB Website.  If there is any discrepancy between the number of RSUs shown in the MSSB Website and the number shown in the records of the Company’s Corporate Secretary, the records of the Company’s Corporate Secretary shall prevail.